EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-185115, 333-163366, 333-37585, 333-52331, 333-73009, 333-92855, 333-37180, 333-38710, 333-42852, 333-51388, 333-60966, 333-64432, 333-64444, 333-102587, 333-105814, 333-108658, 333-110103, 333-115759, 333-121612, 333-125208, 333-135029, 333-142628, 333-150260, 333-190413, 333-194823, and 333-208760 on Form S-3, and Registration Statement Nos. 333-225704, 333-30321, 333-30345, 333-54246, 333-106427, 333-119833, 333-134566, 333-160312, 333-160705, 333-164014, 333-176681, 333-202761 and 333-216692 on Form S-8 of our reports dated March 2, 2020, relating to the financial statements and financial statement schedule of Spectrum Pharmaceuticals, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs related to a change in method of accounting for revenue from contracts with customers, and a change in method of accounting for unrealized gains and losses on equity securities), and the effectiveness of Spectrum Pharmaceuticals, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2019.
/s/ Deloitte & Touche LLP
Costa Mesa, California
March 2, 2020